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                                                               EXHIBIT 16.1



April 4, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549



We have read Item 4.01(a) of Form 8-K/A Amendment No. 1 dated December 28, 2005 of Madison River Capital, LLC and are in agreement with the statements contained in paragraphs 2, 3, and 4 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01(a) or any of the statements of the registrant contained in Item 4.01(b).




                                                  /s/  Ernst & Young LLP